SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
☐	Definitive Information Statement

TEXEN OIL & GAS, INC.

(Name of Registrant as Specified in Charter)

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☐	Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

TEXEN OIL & GAS, INC.

2401 Fountain View Drive

Houston, Texas 77070

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the board of directors of Texen Oil & Gas, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, June 13, 2005, of our company's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

(a)	an amendment to our Articles of Incorporation to change the name of our company from "Texen Oil & Gas, Inc.” to "SNRG Corporation"
(b)	an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 shares to 500,000,000 shares, par value of $0.001 per share; and
(c)

an amendment to our Articles of Incorporation for the alteration of our authorized share capital to authorize the issuance of up to 300,000,000 shares of preferred stock, par value of $0.001 per share (the "Preferred Shares"), for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares;

(collectively, the “Amendments”)

Our board of directors approved the Amendments to the change of name of our company to “SNRG Corporation”, to our authorized share capital for the increase in our authorized share capital and the creation of the Preferred Shares in order to enhance our company's ability to attract future financing to develop and operate our business.

Our board of directors unanimously approved the Amendments to our Articles of Incorporation on May 31, 2005.

Subsequent to our board of directors' approval of the Amendments, the holders of the majority of the outstanding shares of our company gave us their written consent to the Amendments to our Articles of Incorporation on June 1, 2005. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our company will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on June 13, 2005 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 99,115,866 shares of our common stock issued and outstanding on June 2, 2005. We anticipate that this Information Statement will be mailed on or about June 13, 2005 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, June 13, 2005, we had a total of ___________ shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of June 2, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Texen Holdings, LLC c/o 3795 Carey Road Victoria, BC V8Z 6T8	47,165,664	47.58%
Mathon Fund LLC 6816 E Brown Road Mesa, AZ 85207	10,762,050	10.86%
Douglas Elroy Fimrite (1) 3795 Carey Road Victoria, BC V8Z 6T8	47,165,664	47.58%
Directors and Executive Officers as a Group	47,165,664	47.58%

(1)        Based on 99,115,866 shares of common stock issued and outstanding as of June 2, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Mr. Fimrite holds the voting and investment power pursuant to his position as the sole managing Member of Texen Holdings LLC.

AMENDMENT TO OUR COMPANY’S ARTICLES

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 100,000,000 shares of common stock, $.001 par value, and no shares of preferred stock. On May 31, 2005, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to change the name of our company from "Texen Oil & Gas, Inc." to "SNRG Corporation”, to increase our authorized shares of common stock to 500,000,000 shares, and authorize the issuance of up to 300,000,000 shares of preferred stock in the capital of our company, for which our board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The general purpose and effect of the amendment to our company's Articles is to change the name of our company to “SNRG Corporation”, to increase our authorized share capital and authorize the Preferred Shares, which will enhance our company's ability to finance the development and operation of our business.

Our board of directors approved the amendment to our company’s Articles to change the name of our company, to increase our authorized share capital and authorize the Preferred Shares so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares and Preferred Shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock and allowing for the ability to issue the Preferred Shares will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendments to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The amendment to our company's Articles to change the name of our company, to increase our authorized share capital and authorize the Preferred Shares will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock and the Preferred Shares without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Our board of directors may authorize and issue classes of Preferred Shares that have rights that are preferential to our common stock. Such rights may include:

•	the payment of dividends in preference and priority to any dividends on our common stock;
•	preference to any distributions upon any liquidation, dissolution or winding up of our company;
•	voting rights that may rank equally to, or in priority over, our common stock;
•	mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Shares;
•	conversion provisions for the conversion of the Preferred Shares into common stock;
•	pre-emptive or first refusal rights in regards to future issuances of common stock or Preferred Shares by the company; or
•	rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the Preferred Shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles of Incorporation was obtained by written consent of shareholders owning 50,215,664 shares of our common stock, which represented ____% on the record date, June 13, 2005. The change of name, the increase in our authorized capital and the creation of the Preferred Shares will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 713.782.5758.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Texen Oil & Gas, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

June 2, 2005

TEXEN OIL & GAS, INC.

By: /s/ D. Elroy Fimrite

D. Elroy Fimrite

President and Director

SCHEDULE A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

TEXEN OIL & GAS, INC.

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:

1.	The Articles have been amended as follows (provide article numbers if available):
FIRST.
The name of the corporation is SNRG Corporation
FIFTH.

The Capital Stock shall consist of 500,000,000 shares of common stock, $0.00001 par value, all of which stock shall be entitled to voting power, and 300,000,000 shares of preferred stock, $0.00001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3.

The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or Class, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is _______%.*

4.	Signatures

______________________________________

D. Elroy Fimrite, President and Director

This instrument was acknowledged before me on _________, 2005, by D. ELROY FIMRITE, known or proved to be the person executing the above instrument.

Notary Public

*     If any proposed amendment would alter or change any preference or any relative or other right given to any class or Class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or Class affected by the amendment regardless of limitations or restrictions on the voting power thereof.